Exhibit 99.2

boston scientific CLOSES ACQUISITION OF BTG plc.

MARLBOROUGH, Mass., August 19, 2019 – Boston Scientific Corporation (NYSE: BSX) today announced the completion of its acquisition of BTG plc. (LSE:BTG) pursuant to the previously announced scheme of arrangement. BTG develops and commercializes products used in minimally-invasive procedures targeting cancer and vascular diseases, as well as specialty pharmaceuticals.

BTG has three key businesses, the largest of which is its highly-differentiated Interventional Medicine portfolio that encompasses interventional oncology therapeutic technologies for patients with liver and kidney cancers, as well as a vascular portfolio for treatment of deep vein thrombosis, pulmonary embolism, deep venous obstruction and superficial venous disease.

“The addition of the BTG Interventional Medicine portfolio reinforces our category leadership strategy and enables us to offer best-in-class technologies, unparalleled clinical evidence and a strengthened commercial infrastructure to support physicians treating some of the most challenging diseases impacting patient health around the world,” said Mike Mahoney, chairman and chief executive officer, Boston Scientific. “Leveraging the employee talent and clinical and commercial expertise of these two high-performing organizations will generate continued innovation and access so that we may advance patient care in ways that neither company could do alone.”

In addition to the Interventional Medicine product lines, the BTG portfolio also includes a specialty pharmaceutical business comprised of acute care antidotes to treat overexposure to certain medications and toxins, and a licensing business that receives royalties related to BTG intellectual property and product license agreements.

Upon the effectiveness of the scheme of arrangement, BTG became a wholly-owned subsidiary of Boston Scientific, and BTG shares no longer trade on the London Stock Exchange. Under the terms of the previously announced transaction, holders of BTG common shares will receive 840 pence in cash per share.

Boston Scientific expects to complete the previously announced sale of its global embolic microspheres portfolio – comprised of Embozene®, Embozene TANDEM® and ONCOZENE™ brands – to Varian Medical Systems, Inc. in due course, a transaction entered into in connection with obtaining the antitrust clearances required to complete the BTG transaction.

In addition, the company is initiating a process to explore the divestiture of the royalty stream associated with BTG’s Zytiga® licensing arrangements and anticipates closing this divestiture by the end of 2019.

The transaction is expected to be immaterial to adjusted earnings per share in 2019 as a result of the BTG transaction closing later than originally anticipated, the divestiture of the Boston Scientific embolic microspheres portfolio, and the treatment of the licensing business as an asset for accounting purposes and its intended divestiture. The transaction is expected to be four to five cents accretive in 2020 on an adjusted basis, and increasingly accretive thereafter. On a GAAP basis, the transaction is expected to be less accretive, or more dilutive as the case may be, due to amortization expense and acquisition-related net charges.

About Boston Scientific

Boston Scientific transforms lives through innovative medical solutions that improve the health of patients around the world. As a global medical technology leader for 40 years, we advance science for life by providing a broad range of high-performance solutions that address unmet patient needs and reduce the cost of healthcare. For more information, visit www.bostonscientific.com and connect on Twitter and Facebook.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “estimate,” “intend” and similar words. These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. These forward-looking statements include, among other things, statements regarding the financial impact of the BTG transaction, the closing of the divestiture of our microspheres business, our business plans, regulatory approvals, product development and product performance and impact. If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements. These factors, in some cases, have affected and in the future (together with other factors) could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release. As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Factors that may cause such differences include, among other things: future economic, competitive, reimbursement and regulatory conditions; new product introductions; demographic trends; intellectual property; litigation; financial market conditions; and future business decisions made by us and our competitors. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control. For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A – Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A – Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter. We disclaim any intention or obligation to publicly update or revise any forward-looking statements to reflect any change in our expectations or in events, conditions or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements. This cautionary statement is applicable to all forward-looking statements contained in this document.

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements presented on a GAAP basis, we disclose certain non-GAAP financial measures, including adjusted net income and adjusted net income (earnings) per share that excludes certain charges and/or credits, such as amortization expense and acquisition-related net charges (credits). These non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States and should not be considered in isolation from or as a replacement for the most directly comparable GAAP financial measures. Further, other companies may calculate these non-GAAP financial measures differently than we do, which may limit the usefulness of those measures for comparative purposes. For further information regarding our non-GAAP measures, see Part II, Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations in our most recent Annual Report on Form 10-K, which we may update in Quarterly Reports on Form 10-Q we have filed or will file hereafter.

CONTACTS:

Trish Backes

Media Relations

Boston Scientific Corporation

(651) 582-5887 (office)

trish.backes@bsci.com

Susie Lisa, CFA

Investor Relations

Boston Scientific Corporation

(508) 683-5565 (office)

BSXInvestorRelations@bsci.com